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                                                                    EXHIBIT 21.1


                              LIST OF SUBSIDIARIES
                              --------------------


  Aero-Mod Incorporated, a Delaware corporation
  Great Lakes Environmental, Inc., a Delaware corporation
  Lanco Environmental Products, Inc., a Michigan corporation
  Mass Transfer Systems, Inc., a Delaware corporation
  San Tech Equipment, Inc., an Ohio corporation
  Waterlink Technologies, Inc., a Delaware corporation
  Waterlink Operational Services, Inc., a Delaware corporation
  Waterlink Management, Inc., an Ohio corporation
  Barnebey Sutcliffe Corporation, an Ohio corporation
  C'Treat Offshore, Inc. (fka Chemitreat Services, Inc.), a Texas corporation Hycor Corporation, a Delaware corporation
  Hycor Thickener, Inc., an Illinois corporation
  Purac Engineering, Inc., a Delaware corporation
  Waterlink Wastewater Systems, Inc., a Delaware corporation
  Waterlink N.S., Inc., a Delaware corporation
  Axel Johnson Engineering GmbH, a German corporation
  Bioclear Technology ULC, a Nova Scotia corporation
  Nordic Water Products AB, a Swedish corporation
  Nordic Water Products Spain S.L., a Spanish corporation
  Noxon AB, a Swedish corporation
  Nordic Water Products OY, a Finnish corporation
  Waterlink (Germany) GmbH, a German Corporation
  Waterlink (Sweden) AB, a Swedish Corporation
  Waterlink (UK) Holdings Limited, a UK corporation
  Zickert Miljo A/S, a Danish corporation
  Zickert Products AB, a Swedish corporation
  Waterlink (UK) Limited, a UK corporation
  Mellegard V.A. Maskiner AB, a Swedish corporation
  Sutcliffe Speakman Carbons Limited, a UK corporation
  Sutcliffe Croftshaw Limited, a UK corporation
  Lakeland Processing Limited, a UK corporation
  Sutcliffe Speakmanco 5 Limited, a UK corporation